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                                                                    EXHIBIT 10.1

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of March 24, 2004 (this "Amendment"), amends the Credit Agreement, dated as of August 30, 2002 (as heretofore amended, the "Credit Agreement"), among INTEGRA BANK CORPORATION, an Indiana corporation (the "Borrower"), the various banks parties thereto (collectively, the "Banks") and THE NORTHERN TRUST COMPANY, as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Borrower from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENTS. Effective as of the date hereof, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.3 below.

         1.1 Tier One Capital. The following definition shall be added to
Section 1.1 of the Credit Agreement in proper alphabetical order:

                  "Tier One Capital" shall have the same meaning as that determined under the capital formula used by the Federal Reserve Board.

         1.2 Tier One Capital. Section 8.4(a) of the Credit Agreement is hereby amended to state in its entirety as follows:

                  "Tier One Capital. Maintain at all times Tier One Capital of the Borrower equal to at least $180,000,000."

         1.3 Indebtedness to Net Worth. Section 8.4(b) of the Credit Agreement is hereby amended to state in its entirety as follows:

                  "(b) Indebtedness to Net Worth. Not permit the Borrower's total Indebtedness (specifically excluding the Indebtedness of the Borrower's Subsidiaries and excluding Trust Indebtedness to the extent such Trust Indebtedness constitutes Tier One Capital) at any time to exceed thirty-five (35%) of its Tier One Capital (provided that nothing in this paragraph shall permit the Borrower to incur

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                  Indebtedness except as specifically permitted elsewhere in this Agreement)."

         SECTION 2. WAIVER. The Lenders hereby waive any right to take any action arising out of any breach by the Borrower of its obligations under
Section 8.4(c) as of March 31, 2004. This waiver shall be limited to its terms and shall not constitute a waiver of any other rights the Agent or the Lenders may have from time to time.

         SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied, and notice thereof shall have been given by the Agent to the Borrower and the Banks.

         3.1 Receipt of Documents. The Agent shall have received this Amendment, duly executed by the Borrower, the Agent and the Banks.

         3.2 Amendment Fee. The Borrower shall have paid to the Agent an amendment fee of $5,000 for the pro rata account of the Banks.

         3.3 Compliance with Warranties, No Default, etc. After giving effect to the effectiveness of this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the Agent and each Bank that such statements are true and correct as at such times):

                  (a)      the representations and warranties set forth in
         Section 7 of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing,

         SECTION 4. REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and each Bank as follows:

         4.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a)      contravene the Borrower's charter or by laws;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

         4.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other

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Person is required for the due execution, delivery or performance by the
Borrower of this Amendment.

         4.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

         SECTION 5. MISCELLANEOUS.

         5.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect.

         5.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

         5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         5.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

         5.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         5.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

         5.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                               INTEGRA BANK CORPORATION

                                               By /s/ Allan DelosSantos
                                                  ------------------------------
                                                  Title: SVP & Treasurer

                                               THE NORTHERN TRUST COMPANY,
                                                individually and as Agent

                                               By /s/ T.E. Bernhardt
                                                  ------------------------------
                                                  Title: Vice President